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                                                                  EXHIBIT (j)(2)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Investment Advisory and Other Services" and "Experts" and to the use of our report dated June 25, 1999 in this Registration Statement (File numbers 333-76651 and 811-9301) of TIAA-CREF Institutional Mutual Funds.

                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP

New York, New York
June 25, 1999